UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

STEPAN COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEPAN COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 26, 2005

at 9:00 a.m.

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY (the “Company”) will be held at the Company’s Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, April 26, 2005, at 9:00 a.m., for the following purposes:

1.	To elect two Directors to the Board.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2005.

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has designated the close of business on February 25, 2005, as the record date for determining holders of 5½% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

Copies of the Company’s Annual Report and the Form 10-K for the year 2004 are enclosed with this notice.

By order of the Board of Directors,

KATHLEEN M. OWENS

    Assistant Secretary

Northfield, Illinois

March 23, 2005

The Board of Directors of the Company extends a cordial invitation to all stockholders to be present at the meeting. Whether or not you plan to attend the meeting, please mark, sign and mail the enclosed proxy card in the return envelope provided as promptly as possible.

March 23, 2005

PROXY STATEMENT

For the Annual Meeting of Stockholders of

STEPAN COMPANY

Edens Expressway and Winnetka Road

Northfield, Illinois 60093

To be held at 9:00 a.m. on April 26, 2005

The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

At the close of business on February 25, 2005, the record date for the meeting, there were 580,632 shares of 5½% Convertible Preferred Stock (“Preferred Stock”) outstanding, each share of which is convertible into 1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, assuming the Preferred Stock were converted, there would be 9,657,017 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

This proxy statement and proxy are being sent or given to stockholders commencing on or about March 23, 2005. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

PRINCIPAL STOCKHOLDERS

As of February 25, 2005, the only persons known to the Company to beneficially own more than five percent of the Company’s Common Stock were the following:

	Number of Shares of Common Stock Beneficially Owned(2)(9)
	Voting and/or Investment Power		Total Shares	Percentage of Outstanding Shares of Common Stock
Name(1)	Sole	Shared
F. Quinn Stepan (4)	1,726,566(6)(7)(10)	522,060(3)	2,248,626	23.2%
Plan Committee for Stepan Company Qualified Plans	933,925(5)(8)		933,925	9.6%
Paul H. Stepan (4)	13,832	522,060(3)	535,892	5.5%

As of February 25, 2005, the only persons known to the Company to beneficially own more than five percent of the Company’s Preferred Stock were the following:

	Number of Shares of Preferred Stock Beneficially Owned(2)
	Voting and/or Investment Power				Total Shares	Percentage of Outstanding Shares of Preferred Stock
Name(1)	Sole		Shared
F. Quinn Stepan (4)	12,812		166,480	(3)	179,292	30.8%
Paul H. Stepan (4)	4,193		166,480	(3)	170,673	29.3%
Plan Committee for Stepan Company Qualified Plans	96,728	(5)(8)			96,728	16.6%
Mary Louise Wehman (4)	89,684				89,684	15.4%
John Stepan (4)	76,872				76,872	13.2%
Charlotte Stepan Shea (4)	35,244				35,244	6.0%

(1)	Except as otherwise set forth herein, the address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
(2)	Represents number of shares beneficially owned as of February 25, 2005. Number of shares owned includes shares held by the spouses of F. Quinn Stepan and Paul H. Stepan and shares held by the persons listed in the table, as trustee or custodian for the benefit of children and family members where the trustee or custodian has voting or investment power.
(3)	F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 288,727 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul H. Stepan.
(4)	F. Quinn Stepan, Paul H. Stepan, John Stepan, Mary Louise Wehman and Charlotte Stepan Shea are the children of the late Mary Louise Stepan.
(5)	The members of the Plan Committee are Michael R. Gumkowski, James E. Hurlbutt and F. Quinn Stepan, Jr., all of whom are employees of the Company.
(6)	Includes 5,158 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
(7)	Includes 383,682 shares which F. Quinn Stepan has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.
(8)	Represents shares held by Frank Russell Trust Company (“Frank Russell”) as Trustee for the Company’s Trust for Qualified Plans. Frank Russell is also the Trustee for the Company’s Employee Stock Ownership Plan. Frank Russell expressly denies any beneficial ownership in the securities of these Plans.
(9)	Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10)	Includes 222,749 shares of Common Stock credited to F. Quinn Stepan’s stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee’s stock account at termination of his employment may be paid in Common Stock at the employee’s election.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company’s Officers and Directors, and persons who own more than 10 percent of the Company’s Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that F. Quinn Stepan, Jr. filed one late report of three related gift transactions.

Certain Relationships and Related Transactions

Messrs. F. Quinn Stepan (Chairman, CEO and a Director of the Company) and Paul H. Stepan (a Director of the Company) serve as the general partners of Stepan Venture I, an Illinois limited partnership, which is the sole general partner of Stepan Venture II, an Illinois limited partnership (the “Partnerships”). In 2003, the independent members of the Board of Directors authorized the Company to purchase up to seventy thousand (70,000) shares of the Company’s Common Stock (the “Shares”) from any of the limited partners of the Partnerships at a price per share equal to the closing price of the Company’s Common Stock on the day offered for sale to the Company. The closing price of the Company’s Common Stock on January 2, 2004, was $25.71 per share. This approval of the disposition of the Shares was authorized for a one-year period commencing on January 1, 2004. The Company did not purchase any Shares during the one-year period ending December 31, 2004.

Compensation Committee Interlocks and Insider Participation

None.

ELECTION OF DIRECTORS

The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders’ Meeting to be held in the year 2008. The Board of Directors recommends that the stockholders vote FOR the election of the two nominees.

Under the Company’s Certificate of Incorporation and By-laws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election.

In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

Nominees For Director

The following table sets forth certain information about the nominees for Director:

Name of Nominee	Principal Occupation and Business Experience During the Past Five Years, Other Directorships and Age	Year of First Election as Director	Number and Percent of Shares of Common Stock Beneficially Owned(1)
Thomas F. Grojean	Chairman, Chief Executive Officer and sole owner of Grojean Transportation since 1990. Chairman and Chief Executive Officer of Burlington Motor Carriers, Inc. from 1996 to 2002. Both firms are nationwide truckload freight carriers. Burlington Motor Carriers, Inc. filed for Chapter 11 bankruptcy protection in July 2001. Age—66	1977	32,347(2)	*

F. Quinn Stepan, Jr.	President and Chief Operating Officer of the Company since February 1999. Director of Follett Corporation since February 2005. Age—44	1999	1,340,073(3) (4)	13.8%

* Less than one percent of outstanding shares.

(1)	Represents number of shares beneficially owned as of February 25, 2005. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of children and family members where the trustee or custodian has voting or investment power.
(2)	Includes 6,086 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.
(3)	Includes all shares deemed beneficially owned by the Plan Committee, of which Michael R. Gumkowski, James E. Hurlbutt and F. Quinn Stepan, Jr. are members and employees of the Company. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement effective August 1, 2003, with Frank Russell Trust Company. See Principal Stockholders.
(4)	Includes 256,993 shares that F. Quinn Stepan, Jr. has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans, 1,209 shares allocated to F. Quinn Stepan, Jr. under the Employee Stock Ownership Plan, and 24,658 shares credited to F. Quinn Stepan, Jr.’s stock account under the 1992 Management Incentive Plan. F. Quinn Stepan, Jr. is the son of F. Quinn Stepan and the nephew of Paul H. Stepan.

Directors Whose Terms Continue

The following table sets forth certain information about those Directors who are not up for reelection as their respective term of office does not expire this year:

Name of Director	Principal Occupation and Business Experience During the Past Five Years, Other Directorships and Age	Year of First Election as Director	Term Expires	Number and Percent of Shares of Common Stock Beneficially Owned(1)
Robert D. Cadieux	Private Investor. From 1993 to January 1995, President and Chief Executive Officer of Air Liquide America Corporation, a manufacturer of industrial gases. From 1991 to 1993, Executive Vice President of Amoco Corporation. From 1983 to 1991, President of Amoco Chemical Company. Trustee of Illinois Institute of Technology. Age—67	1992	2006	38,240(2)	*

Robert G. Potter	Private Investor. Chairman and Chief Executive Officer of Solutia Inc., the former chemical businesses of Monsanto Company, from 1997 to 1999. Chief Executive of the chemical businesses of Monsanto Company from 1986 to 1997. Executive Vice President of Monsanto Company from 1990 to 1997 and an Advisory Director of Monsanto Company from 1986 to 1997. Director of Arch Coal Inc. Age—65	1995	2007	18,967(3)	*

F. Quinn Stepan	Chairman and Chief Executive Officer of the Company since November 1984. Age—67	1967	2007	2,248,626(4) (5) (6) (7) (8)	23.2%

Paul H. Stepan	Chairman of SA Inc., a real estate development firm. President and Director of Paul Stepan & Associates, Inc., a real estate development firm since June 1985. General Partner of Stepan Venture which is involved in various venture capital investments. General Partner of various partnerships having an interest in certain real estate which is unrelated to the business of the Company. Age—61	1977	2006	535,892(2) (4) (7)	5.5%

Edward J. Wehmer	President and Chief Executive Officer of Wintrust Financial Corporation, a financial services company, since May 1998. Prior to May 1998, President and Chief Operating Officer of Wintrust Financial Corporation since its formation in 1996. Director of Wintrust Financial Corporation since 1996. Involved in several charitable and fraternal organizations. Age—50	2003	2007	2,500	*

* Less than one percent of outstanding shares.

(1)	See Note (1) to table under Nominees for Director.
(2)	Includes 6,086 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.

(3)	Includes 7,080 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.
(4)	See Note (3) to tables under Principal Stockholders.
(5)	See Note (6) to tables under Principal Stockholders.
(6)	See Note (7) to tables under Principal Stockholders.
(7)	See Note (9) to tables under Principal Stockholders.
(8)	See Note (10) to tables under Principal Stockholders.

Family Relationships

F. Quinn Stepan and Paul H. Stepan are brothers. F. Quinn Stepan, Jr. is the son of F. Quinn Stepan and the nephew of Paul H. Stepan.

Stock Ownership of Directors and Officers

The following table sets forth, as of the close of business on February 25, 2005, the stock ownership of those Officers listed in the Compensation Table who are not Directors and the stock ownership of Directors and Officers as a group on such date:

Name	Number and Percent of Shares of Common Stock Beneficially Owned(1)
Robert J. Wood	64,515	(2)	*
John V. Venegoni	94,434	(3)	*
Anthony J. Zoglio	72,097	(4)	*
All Directors and Officers (5)	4,000,942		41.4%

* Less than one percent of outstanding shares.

(1)	Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of children and family members where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans or conversion of Preferred Stock.
(2)	Includes 1,187 shares allocated to Robert J. Wood under the Employee Stock Ownership Plan, 49,608 shares that Robert J. Wood has the right to acquire under the Company’s stock option plans, and 10,487 shares credited to Robert J. Wood’s stock account under the 1992 Management Incentive Plan.
(3)	Includes 1,156 shares that John V. Venegoni has the right to acquire under the Company’s Stock Ownership Plan, 74,481 shares that John V. Venegoni has the right to acquire under the Company’s stock option plans, and 11,208 shares credited to John V. Venegoni’s stock account under the 1992 Management Incentive Plan.
(4)	Includes 485 shares allocated to Anthony J. Zoglio under the Employee Stock Ownership Plan, 53,621 shares that Anthony J. Zoglio has the right to acquire under the Company’s stock option plans, and 7,431 shares credited to Anthony J. Zoglio’s stock account under the 1992 Management Incentive Plan.
(5)	As of February 25, 2005, all Directors and Officers as a group beneficially owned 183,485 shares of Preferred Stock, which represented 31% of the outstanding Preferred Stock and were convertible into 209,493 shares (2.1%) of Common Stock. As of February 25, 2005, Company-employed Directors and Officers as a group had the right to acquire 875,980 shares of Common Stock under stock options exercisable within 60 days, 10,506 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 283,714 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines and Code of Conduct

The Company is committed to having sound corporate governance principles. The Company’s Corporate Governance Guidelines and Code of Conduct are available at http://www.stepan.com, under “Investors—Corporate Governance.”

Board of Directors and Committee Meetings

During 2004, there were five regular meetings and one special meeting of the Board of Directors. During 2004, all of the Directors attended greater than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member. The Company does not have a formal policy regarding Director attendance at the Company’s Annual Meeting of Stockholders. All Directors attended the 2004 Annual Meeting of Stockholders and plan to attend the 2005 Annual Meeting of Stockholders. The Company’s Board of Directors has a standing Audit Committee, Compensation and Development Committee and Nominating and Corporate Governance Committee.

Messrs. Thomas F. Grojean and F. Quinn Stepan, Jr. are current Company directors who were previously elected by the stockholders. Their respective terms expire in 2005. The nominations for Messrs. Grojean and Stepan, Jr. to stand for election at the 2005 Annual Meeting of Stockholders have been reviewed and approved by the Nominating and Corporate Governance Committee.

•	Audit Committee

The Board of Directors has an Audit Committee, which held eight meetings in 2004. The functions of the Audit Committee include annual selection and engagement of the independent registered public accounting firm, meeting with the independent registered public accounting firm before the year-end audit to review the proposed fees and scope of work of the audit, meeting with the independent registered public accounting firm at the completion of the year-end audit to review the results of the audit and internal controls over financial reporting, meeting with the independent registered public accounting firm quarterly prior to the Company’s filing of its report on Form 10-Q, review of the independent registered public accounting firm’s memorandum setting forth findings and suggestions regarding internal controls, financial policies and procedures and management’s response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee in 2004 were Messrs. Cadieux (Chairman), Grojean, Potter and Wehmer, all of whom are outside independent directors as defined under the rules of the New York Stock Exchange and described below under “Director Independence.” Mr. Wehmer is qualified as the Audit Committee’s financial expert within the meaning of the Securities and Exchange Commission regulations. In addition, the Board of Directors has determined that Mr. Wehmer has accounting and related financial management expertise within the meaning of the rules of the New York Stock Exchange. None of the Audit Committee members serve on the audit committee of more than two public companies.

The report of the Audit Committee is included in this proxy statement. The charter of the Audit Committee was amended in 2004 and subsequently adopted by the full Board of Directors. The charter is available at http://www.stepan.com, under “Investors—Corporate Governance,” and is also included herein as Appendix A.

•	Compensation and Development Committee

The Board of Directors has a Compensation and Development Committee, which held two meetings in 2004. The functions of the Compensation and Development Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation and Development Committee in 2004 were Messrs. Cadieux, Grojean (Chairman), Potter and Wehmer, all of whom are outside independent directors as defined under the rules of the New York Stock Exchange and described below under “Director Independence.”

The report of the Compensation and Development Committee is included in this proxy statement. The charter of the Compensation and Development Committee is available at http://www.stepan.com, under “Investors—Corporate Governance.”

•	Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, which held three meetings in 2004. The functions of the Nominating and Corporate Governance Committee include assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders, developing and recommending to the Board the guidelines for Corporate Governance applicable to the Company, leading the Board in its annual review of the Board’s performance, and recommending to the Board director nominees for each committee. The members of the Nominating and Corporate Governance Committee are Messrs. Cadieux, Grojean, Potter (Chairman) and Wehmer, all of whom are outside independent directors as defined under the rules of the New York Stock Exchange and described below under “Director Independence.” The charter of the Nominating and Corporate Governance Committee is available at http://www.stepan.com, under “Investors—Corporate Governance.”

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board to address the membership criteria. Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and be addressed to Nominating and Corporate Governance Committee Chairman, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

The Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board of Directors. Under these criteria, members of the Board should possess qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. In addition to these qualities, the nominees should also possess recognized achievement, an ability to contribute to some aspect of the Company’s business, and the willingness to make the commitment of time and effort required of a Company director. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for directors includes recommendations by stockholders, non-management directors and executive officers, a review and background check of specific candidates, an assessment of the candidate’s independence under the criteria described above and interviews of director candidates by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s evaluation of a nominee recommended by a stockholder would consider the factors described above, as well as any of the general criteria previously described in this section.

The Nominating and Corporate Governance Committee reports annually to the Board of Directors on an assessment of the Board’s performance. The Chairman of the Nominating and Corporate Governance Committee initially discusses the assessment with the Chairman, and if desired by any director, the assessments are discussed at the Executive Sessions of the non-management directors. The assessment is of the Board’s contribution in its entirety and reviews areas in which the Board and/or management believe a stronger contribution could be made. The Nominating and Corporate Governance Committee is responsible for evaluating the performance of current Board members at the time they are considered for re-nomination to the Board.

Director Independence

For purposes of determining director independence, the Company has adopted the following standards in compliance with the New York Stock Exchange director independence standards as currently in effect.

No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, a director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external independent registered public accounting firm; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on its compensation committee; or

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Under the New York Stock Exchange rules and the Company’s Corporate Governance Guidelines, at least a majority of the Company’s directors must meet the independence standards set forth above. The Board of Directors has determined that each of Robert D. Cadieux, Thomas F. Grojean, Robert G. Potter and Edward J. Wehmer (each of whom are members of the Audit Committee, the Compensation and Development Committee and the Nominating and Corporate Governance Committee) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the aforementioned standards.

Executive Sessions

Executive Sessions of non-management directors will be held at least two times per year. At least one of the Executive Sessions each year will be limited to independent directors as defined under the rules of the New York Stock Exchange. In 2004, two Executive Sessions were held by the independent directors. The Executive Sessions are scheduled and chaired by the Chairman of the Nominating and Corporate Governance Committee. In 2005, the Chairman of the Nominating and Corporate Governance Committee is Mr. Potter. Any non-management director can request that an additional Executive Session be scheduled. A stockholder may communicate with the Chairman of the Nominating and Corporate Governance Committee by writing to him, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Awards of Options	All Other Compensation(1)
F. Quinn Stepan Chairman and CEO	2004 2003 2002	$567,000 563,667 543,500	$0 0 362,080	68,203 shs -0- 67,000 shs	$3,962 3,874 21,837

F. Quinn Stepan, Jr. President and COO	2004 2003 2002	$405,000 402,500 387,500	$0 0 258,152	48,716 shs -0- 48,000 shs	$929 908 13,962

Robert J. Wood Vice President and General Manager-Polymers	2004 2003 2002	$208,000 206,667 198,333	$74,880 38,895 95,636	12,510 shs -0- 12,250 shs	$912 892 7,516

John V. Venegoni Vice President and General Manager-Surfactants	2004 2003 2002	$249,000 247,500 236,000	$31,196 9,900 116,702	14,975 shs -0- 16,500 shs	$905 897 8,801

Anthony J. Zoglio Vice President-Supply Chain	2004 2003 2002	$229,000 227,500 218,333	$48,090 48,685 108,184	13,773 shs -0- 15,000 shs	$373 365 7,739

(1)	For 2004, represents awards under the Company’s Employee Stock Ownership Plan (“ESOP”) of dividends on shares in each listed individual’s ESOP account as follows: Mr. Stepan: $3,962; Mr. Stepan, Jr.: $929; Mr. Wood: $912; Mr. Venegoni: $905 and Mr. Zoglio: $373. There were no contributions made to the Company Profit Sharing Plan (“Profit Sharing”) for 2003 or 2004. Amounts listed for 2002 include awards for ESOP and Profit Sharing as well as awards under the Company’s Supplemental Profit Sharing Plan.

In addition, Richard S. Brennan, an Executive Officer of the Company, is serving as Vice President, General Counsel and Secretary of the Company, pursuant to an agreement dated August 5, 2004 (the “Agreement”). The Agreement provides that Mr. Brennan will receive $15,000 per month for his service as Vice President, General Counsel and Secretary. Pursuant to the terms of the Agreement, Mr. Brennan is deemed an independent contractor and not entitled to any benefits otherwise available to employees of the Company. Mr. Brennan’s appointment, after February 5, 2005, may be terminated by either party with 30 days notice to the other party.

The following table provides information concerning individual grants of stock options made to each of the named executive officers during 2004.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
F. Quinn Stepan	68,203	18.8%	$24.94	2-9-14	1,069,739	2,710,929
F. Quinn Stepan, Jr.	48,716	13.4%	$24.94	2-9-14	764,093	1,936,360
Robert J. Wood	12,510	3.4%	$24.94	2-9-14	196,215	497,247
John V. Venegoni	14,975	4.1%	$24.94	2-9-14	234,877	595,225
Anthony J. Zoglio	13,773	3.8%	$24.94	2-9-14	216,024	547,448

The following additional computations are examples of hypothetical gains by all common stockholders and the above optionees on the same assumptions set forth above, that is, at assumed annual rates of common stock appreciation of 5% and 10%, respectively, for the term of the above options. Such assumed rates are prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock prices. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

All common stockholders	N/A	N/A	N/A	N/A	$151,466,751	$383,846,486
All above optionees	158,177	43.5%	$24.94	2-9-14	$2,480,948	$6,287,209
Above optionees gain as % of all stockholders gain	N/A	N/A	N/A	N/A	1.6%	1.6%

The following table provides information concerning exercises of stock options during 2004 and as to option values at year-end.

2004 Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2004 Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 2004 Year-End Exercisable/Unexercisable
F. Quinn Stepan	66,666	$669,993	383,682/0 shs	$861,009/0
F. Quinn Stepan, Jr.	-0-	-0-	256,993/0 shs	$456,954/0
Robert J. Wood	598	$3,420	49,608/0 shs	$56,391/0
John V. Venegoni	5,000	$26,000	74,481/0 shs	$81,887/0
Anthony J. Zoglio	7,600	$43,168	53,621/0 shs	$58,275/0

The following table provides information as of December 31, 2004, about the Company’s securities which may be issued under the Company’s existing equity compensation plans, all of which have been approved by the stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,435,665	$23.62	299,153
Equity compensation plans not approved by security holders	None	None	None

Total	1,435,665	$23.62	299,153

Directors’ Fees

Directors who are not also Officers of the Company are currently being paid an annual Director’s fee of $44,400 plus $6,200 per year for attendance at Board of Director meetings, $4,650 per year for service as a member of the Audit Committee, $3,100 per year for service as a member of the Compensation and Development Committee, and $4,650 per year for service as a member of the Nominating and Corporate Governance

Committee. In addition, the Chairman of each Committee of the Board of Directors is paid an annual fee of $5,000. No fees are paid to Directors who are also Officers of the Company. Under the Company’s 1965 Directors’ Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director’s fees and such deferred fees are (i) used to purchase shares of the Company’s Common Stock and such shares and future distributions thereon are allocated to the Director’s account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company’s Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly-traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company’s Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director’s account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

In addition, the 2000 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company’s stockholders in calendar years 2006 and 2008 to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director’s annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, but not more than ten years after the date of the grant. The 2000 Stock Option Plan sets forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director’s fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

Retirement Plans

The Company has a non-contributory retirement plan (the “Retirement Plan”) covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee’s average base compensation, reduced by an amount equal to 50 percent of the employee’s primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age 63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last ten years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($205,000 in 2004, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The Company also has a non-qualified supplemental retirement plan (the “SERP”) for designated executives. The SERP replaces benefits under the qualified plan that would otherwise be denied due to Internal Revenue Code limits on qualified plan benefits. The following table sets forth the maximum annual retirement income payable under the Retirement Plan and the SERP, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

Pension Plan Table

	Years of Service
Base Salary	15	20	25	30
$200,000	50,000	66,700	83,333	100,000
300,000	75,000	100,000	125,000	150,000
400,000	100,000	133,400	166,667	200,000
500,000	125,000	166,667	208,333	250,000
600,000	150,000	200,000	250,000	300,000

The years of credited service and the 2004 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

Name of Individual	Years of Credited Service	Base Salary
F. Quinn Stepan	43	$567,000
F. Quinn Stepan, Jr.	19	405,000
Robert J. Wood	24	208,000
John V. Venegoni	21	249,000
Anthony J. Zoglio	13	229,000

STOCK PERFORMANCE GRAPH

The following performance graph compares the yearly change since December 31, 1999, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 34 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in the Dow Jones Chemical Industry Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 2004. The graph assumes $100 was invested on December 31, 1999, and shows the cumulative total return as of each December 31 thereafter.

Cumulative Value at December 31**

	December 31
	1999	2000	2001	2002	2003	2004
Stepan Company	$100.00	$104.60	$110.50	$117.03	$123.87	$121.40
Dow Jones Chemical Industry Index*	$100.00	$86.97	$86.71	$83.85	$103.79	$122.51
Russell 2000 Index	$100.00	$96.98	$99.39	$79.04	$116.38	$137.72

*	The Dow Jones Chemical Industry Index was reconstituted in 2000 in order to include more companies and reflects restated data for 1999.
**	Assumes $100.00 invested on December 31, 1999, in Stepan Company Common Stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

REPORT OF THE AUDIT COMMITTEE

In 2004, the Company’s Audit Committee was comprised of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and Wehmer. Each of these Directors satisfies the New York Stock Exchange’s rules for independence. During 2004, Mr. Cadieux served as Chairman of the Committee.

The Audit Committee has:

(a)	reviewed and discussed with management and Deloitte and Touche LLP, the independent registered public accounting firm appointed by the Board of Directors, the Company’s audited financial statements as of and for the year ended December 31, 2004;

(b)	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

(c)	received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent registered public accounting firm its independence from the Company and its management; and

(d)	considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Robert D. Cadieux

Thomas F. Grojean

Robert G. Potter

Edward J. Wehmer

AUDIT COMMITTEE

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

The Company’s executive compensation program is administered by the Compensation and Development Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and Wehmer. During 2004, Mr. Grojean served as Chairman for the Committee. All issues pertaining to corporate officer compensation are submitted to the Committee for approval prior to implementation. The Committee, as requested, reviews non-officer compensation for those reporting to the Chief Executive Officer or the President.

The Company’s guiding philosophy in executive compensation is that:

(a)	The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally, to like or comparable positions, as well as externally, to like or comparable positions within the chemical industry. The Company uses job evaluation, external market comparison and internal equity measures consistent with contemporary practice. Compensation policy is established in accordance with data supplied by Watson Wyatt and other independent compensation consulting firms, for base pay trends and data in the chemical industry.

Within specific position salary ranges, the base salary level for each executive officer is determined in accordance with performance standards set by Company policy and the merit increase guidelines published annually for all salaried employees. A separate determination is made when an executive officer is promoted or assumes additional responsibilities, which may result in an increase in excess of the merit increase guideline. During 2004, there were no merit increases for executive officers in keeping with the Company’s salary freeze.

The Chairman and Chief Executive Officer’s (CEO) salary range is determined by the same process and procedures as those of other executive officers. The Committee, in accordance with the salary merit increase guidelines, adjusts the CEO’s salary. During 2004, there was no increase to the CEO’s base earnings in keeping with the Company’s salary freeze.

(b)	The incentive pay of executive officers is directly related to Company performance and, in the case of all positions reporting to the CEO or the President, against a set of annual, individual performance targets. The Committee establishes Company incentive targets at the beginning of each calendar year. As applicable, individual performance targets are also established at the beginning of each calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved, incentive bonuses are proportionately lower or may not be paid at all.

All executive officers have a minimum of 25% of their incentive bonus based on the overall performance of the Company, measured against targets for (a) Net Income and (b) Return on Invested Capital. The Committee approves these targets and percents for each calendar year. The remainder of each individual executive officer’s incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO or the President. The CEO’s and the President’s incentive compensation are determined solely by the annual financial results of the Company. For 2004, no incentive bonus was paid to the CEO or the President.

(c)	Executive officers receive stock option grants on a regular schedule in order to promote retention of proven executives, to recognize outstanding job performance and to encourage a focus on corporate performance results, which in turn enhance the likelihood of increases in the value of Common Stock.

Stock options are granted in even-numbered years to those executives and executive officers approved by the Committee and identified as having significant impact on the financial results and economic success and well being of the Company. The Committee approves all stock option awards. The size of stock option awards is based on two factors: job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company that may thus contribute to the value of the Common Stock held by stockholders.

In addition, stock options are granted to executive officers and executives at other times based on other factors that the Committee determines to be relevant. Such actions are occasioned by election, promotion or extraordinary job performance results. During 2004, 345,776 stock options were granted to 33 executive officers and executives in accordance with the bi-annual schedule and 14,944 stock options were granted to three other executives promoted in December 2004.

(d)	The Board of Directors believes that ownership of Company stock by executives and executive officers is desirable in order to focus both short and long-term decision making on the best interests of the Company. In 2004, the Committee maintained the following policy guidelines:

1.	Executive officers of the Company should own a minimum of Company stock approximating two times their annual base salary paid by the Company; and

2.	Other executives (defined as those who are Level Four participants in the Company Management Incentive Plan) should own a minimum of Company stock approximating one times their annual base salary paid by the Company.

Stock shares may be owned directly, through the Company Stock Purchase Plan or the Company Employee Stock Ownership Plan, or in shares held in a deferred Management Incentive Plan account. Stock options not exercised are not considered “owned stock” for the purpose of this policy.

The Company realizes that time must be allowed to realize this targeted goal. In 2000, the Committee approved a five-year time frame for executives and executive officers to achieve such ownership.

(e)	Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the Named Executive Officers in the proxy statement, subject to certain exceptions. In developing and implementing executive compensation policies and programs, the Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. Consistent with this policy, the Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if circumstances warrant. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

Robert D. Cadieux

Thomas F. Grojean

Robert G. Potter

Edward J. Wehmer

COMPENSATION AND DEVELOPMENT COMMITTEE

ACCOUNTING AND AUDITING MATTERS

Upon the recommendation of its Audit Committee, the Board of Directors recommends to the stockholders that the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company and its subsidiaries be ratified for fiscal year 2005. Representatives of Deloitte are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

In connection with the audits for the two most recent fiscal years, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its report on the financial statements of the Company for such time periods. Also during those time periods, there have been no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Deloitte’s reports on the financial statements of the Company for the last two years contained neither an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended December 31, 2004, and December 31, 2003, and fees billed for other services rendered by Deloitte during those periods.

	2004	2003
Audit Fees (a)	$788,200	$448,300
Audit-Related Fees (b)	54,800	49,700
Tax Fees (c)	173,500	165,000
All Other Fees	0	0

Total	$1,016,500	$663,000

(a)	Audit Fees consisted of audit work performed on the Company’s annual financial statements and review of the Company’s quarterly financial statements.

(b)	Audit-Related Fees consisted principally of audits of employee benefit plans.

(c)	Tax Fees consisted principally of assistance with tax return filings in certain foreign jurisdictions and preparation of expatriate tax returns.

Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring the pre-approval of all audit, audit related, and permissible non-audit services provided by the independent registered public accounting firm. A copy of this policy is available at no charge upon written request to the Secretary of the Company. The policy provides guidance to management as to the specific services that the independent registered public accounting firm may perform for the Company. The policy requires that a description of the services expected to be performed by the independent registered public accounting firm, together with an estimate of fees, be provided to the Audit Committee for approval on an annual basis. The scope of these services is carefully considered by the Audit Committee to ensure such services are consistent with the rules of the SEC on auditor independence. Any requests for audit, audit related, and non-audit services not previously authorized must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the policy delegates to the Audit Committee Chairman, the authority to grant specific pre-approval between meetings provided that the Chairman report any pre-approval decision to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

None of the services related to the Audit-Related Fees or Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 2006 Annual Meeting in accordance with Securities and Exchange Commission Rule 14a-8, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 23, 2005.

A stockholder that intends to present business at the 2006 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2005 Annual Meeting is scheduled for April 26, 2005, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than January 27, 2006.

Stockholders and other parties interested in communicating directly with the non-management directors of the Company may do so in writing by submitting all communications to the Nominating and Corporate Governance Committee Chairman, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

OTHER MATTERS

In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting.

By order of the Board of Directors,

KATHLEEN M. OWENS

Assistant Secretary

Northfield, Illinois

March 23, 2005

Appendix A

Stepan Company Board of Directors

Audit Committee Charter

I.    PURPOSE

The primary function of the Audit Committee (the “Committee”) is to (a) assist the Board of Directors (the “Board”) of Stepan Company (the “Company”) in fulfilling its oversight responsibilities to shareholders, the investment community, and creditors in relation to (i) the quality and integrity of the Company’s financial statements, (ii) the adequacy of the Company’s internal control over financial reporting, (iii) the Company’s legal and regulatory compliance, (iv) the independent auditors’ qualifications and independence, and (v) the performance of the independent auditors and the Company’s internal audit function; and (b) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement (the “Audit Committee Report”). In performing its duties, the Committee will provide an open avenue of communication between the Board, independent auditors, internal auditors, and financial management.

II.    LIMITATION OF THE AUDIT COMMITTEE’S ROLE

While the Committee has the responsibilities and power set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Additionally, the Board and the Committee recognizes that financial management (including the internal audit staff), as well as the independent auditor, have more knowledge and detailed information on the Company than do Committee members; consequently in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to independent auditors’ work.

III.    COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent as defined by (a) the rules of the New York Stock Exchange, Inc. (“NYSE”), as such requirements are interpreted by the Board of Directors in its business judgment, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”) and the NYSE. Each Committee Member may receive as compensation only (a) director fees and/or (b) pension payments or other deferred compensation provided that such compensation is not in any way contingent on continued service. To maintain independence, a committee member may not (a) accept any consulting, advisory, or other compensation fee from the Company; or (b) be an affiliated person of the Company or any subsidiary.

All members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee. Additionally, at least one member of the Committee shall have accounting or related financial management expertise. The Board of Directors shall determine, in its business judgment, whether a member is financially literate and whether at least one member has the requisite accounting or financial management expertise and meets the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the audit committee or board of directors.

The Board shall elect the members of the Committee and, unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its annual proxy statement.

IV.    MEETINGS

The Committee shall meet regularly—with special meetings called as necessary to meet the requirements under this charter—at a minimum, the Committee shall meet in person four times per year. At least annually, the Committee shall meet independently with each of senior financial management, the director of internal audit, and the independent auditors to discuss any matters the Committee or one of these parties believes should be discussed privately.

V.    REPORTING RESPONSIBILITIES

The independent auditor is ultimately accountable to the Committee in its fiduciary role representing shareholders and the full Board. As such, the Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor and to approve all audit and non-audit engagement fees and terms. In addition, the director of internal audit has direct reporting responsibility to the Committee, and the Committee shall review and approve any personnel change in this position. The Committee, at its discretion, has the authority to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, and such other resources, including appropriate funding, as it may require to carry-out the responsibilities and duties prescribed below.

VI.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents and Reports

1.	Maintain a formal written charter that is approved by the full Board and, on an annual basis, review and reassess the adequacy of this charter and recommend any changes to the Board. This charter shall specify the scope of the Committee’s responsibilities and define how it carries out those responsibilities.

2.	Review with senior financial management and the independent auditors the Company’s annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), and the auditor’s opinion rendered with respect to such financial statements. Recommend to the full Board the inclusion of such financial statements in the Company’s annual report on Form 10-K.

3.	Review interim financial information with senior financial management and the independent auditors before filing of Form 10-Q, including MD&A.

4.	Review and discuss with management and the independent auditor: (a) management’s reports evaluating the adequacy and effectiveness of the Company’s internal control over financial reporting, including any significant deficiencies or material weaknesses in the design or operation of these controls and (b) the independent auditor’s reports concerning the adequacy of the Company’s internal controls over financial reporting.

5.	Review management’s disclosure to the committee regarding the Company’s disclosure controls and procedures, internal controls and the content of the CEO and CFO certifications.

6.	Discuss with management and the independent auditor, as appropriate, corporate policies with respect to earnings press releases (including any use of “pro-forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and ratings agencies.

7.	Review material findings reported to management by the internal audit department and management’s subsequent responses.

8.	Review the ongoing implementation status of all internal audit recommendations.

9.	Review the independent auditor’s annual management recommendation letter, including management responses.

Annual Audit Scope

1.	Monitor the coordination of internal/external audit efforts and ensure adequate audit coverage of key business and financial risk areas.

2.	Review and assess the process for developing the annual internal audit plan and modify the process or plan as necessary.

3.	Review the overall scope and focus of the annual external audit plan and request modifications as necessary.

4.	Review progress towards completion of both the internal/external audit plans at each Committee meeting.

Audit Committee Meetings

1.	Review and agree upon meeting agendas in advance of Committee meetings. The Chair of the Committee may represent the entire Committee when establishing agendas.

2.	Distribute Committee meeting minutes to the full Board for discussion at such meetings.

Independent Accountants

1.	Require at least annually a formal written statement from the independent auditor describing (a) the audit firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits performed by the firm, and any steps taken to remedy such issues, and (c) all relationships between the auditor and the Company, including those that may impact objectivity and independence in accordance with Independence Standards Board Standard #1.

2.	Discuss with the independent auditor the auditor’s business relationships with the corporation and the nature of any non-audit services provided to the corporation that may impact the objectivity and independence of the auditor. Recommend that the full Board take appropriate action when required.

3.	Review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

4.	Select the independent auditor, considering independence and effectiveness, and approve all audit engagement fees and other compensation to be paid to the independent auditor.

5.	Set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

6.	Review non-audit services provided by the independent auditor to ensure compliance with all applicable laws and regulations.

7.	Pre-approve the audit engagement and all non-audit services to be provided by the independent auditor and develop and disclose in the Company’s regulatory filings the Committee’s pre-approval policies and processes. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

8.	Discuss with the independent auditor the items required by the Statement on Auditing Standards (SAS) #61 and #90, including (a) discussions about both the acceptability and quality of the accounting principles applied in the corporation’s financial reporting; (b) the clarity of the company’s financial disclosures; (c) degree of aggressiveness or conservatism of the company’s application of accounting principles and underlying estimates; (d) all significant differences in opinion between management and the external auditors; (e) unrecorded audit adjustments, and; (f) other significant decisions made by management in preparing financial disclosures.

9.	Periodically consult with the independent auditor outside the presence of internal management about internal controls and the fullness and accuracy of the organization’s financial statements.

10.	Ensure the independent auditors have conducted a SAS #100 interim financial review prior to the company’s filing of its quarterly reports on Form 10-Q.

11.	Report regularly (in no event less than once a year) to the Board of Directors on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

12.	Obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

SEC Reporting Requirements

1.	Prepare the Audit Committee Report with respect to the fact that the Committee has (a) reviewed and discussed the company’s audited financial statements with management; (b) discussed SAS #61 and #90 items, including quality of accounting principles, with the independent auditors; (c) reviewed independence disclosures from the independent auditors and discussed with the independent auditors their independence; and (d) based on the foregoing reviews and discussions, recommended to the Board the inclusion of the financial statements in the annual report on Form 10-K.

2.	Make available on the Company’s website this Charter of the Audit Committee and publish it as an appendix to the proxy statement at least once every three years.

Other Duties/Requirements

1.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NYSE. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

2.	Review compliance with the Company’s Code of Conduct, including periodic reports from management, the director of internal audit, and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, and approve and disclose any waivers granted to executive officers and directors.

3.	Review with management the Company’s risk assessment and risk management policies.

4.	Conduct and present to the Board an annual performance evaluation of the Committee.

5.	Function as a qualified legal compliance committee (a “QLCC”) within the meaning of Rule 205 of the Rules of Practice of the SEC. In its capacity as a QLCC, the Committee shall receive any reports of Material Violations governed by such rule from attorneys representing the Company, including in-house counsel (“QLCC Reports”). The Committee shall take such actions as may be permitted or required of a QLCC under applicable law, which may include the making of inquiries and investigations in response to any QLCC Reports, making such reports and giving such notices to the Company’s officers and Board of Directors as may be necessary or appropriate, recommending that the Company take such remedial action as the Committee shall deem necessary or appropriate, and providing such notifications to the SEC as may be permitted [or required] by law. The performance by the Committee of the functions of a QLCC shall not increase the liability of any member of this Committee under state law.

Revised and approved by the Board of Directors on August 2, 2004.

Proxy—Stepan Company

Annual Meeting of Stockholders to be held April 26, 2005

This proxy is solicited on behalf of the Company’s Board of Directors

I, the undersigned, hereby appoint James E. Hurlbutt and Kathleen M. Owens, or either of them (the “Proxies”), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on April 26, 2005, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposals set forth below: Election of Directors, Nominees: Thomas F. Grojean and F. Quinn Stepan, Jr.

Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2005. In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

MMMMMMMMMMMM

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Proposals

The Board of Directors recommends a vote FOR the following proposals: 1. Election of Directors

For Withhold

01—Thomas F. Grojean

02—F. Quinn Stepan, Jr.

For Against Abstain

2. Ratify the appointment of Deloitte & Touche LLP

as the independent registered public accounting

firm for the Company for 2005.

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

1 U P X H H H P P P P 005050

001CD40001

00ENNB